PROMISSORY NOTE

$20,000,000.00                                 March 7, 1997



     FOR VALUE RECEIVED, the undersigned, AST Research, Inc., a Texas corporation (the `Borrower''), hereby promises to pay to the order of NationsBank of Texas, N.A. (the `Bank''), at its office at 901 Main Street,
67th floor, Dallas, Texas 75202 (or at such other place as the Bank may designate from time to time), in lawful money of the United States of America and in immediately available funds, the principal amount of Twenty Million Dollars ($20,000,000.00) or such lesser amount as shall equal the aggregate unpaid principal amount of the advances (the `Advances'') made by the Bank to the Borrower under this Note, and to pay interest on the unpaid principal amount of each such Advance at the rates per annum and on the dates specified below.

     Each Advance hereunder shall be at the sole discretion of the Bank. Each Advance shall have a maturity date and shall bear interest at the rate per annum quoted to the Borrower by the Bank and accepted by the Borrower prior to the making of such Advance. Each Advance, and accrued and unpaid interest thereon, shall be due and payable on demand, or if no demand is sooner made, on the earlier of (a) the maturity date of such Advance, or (b) March 31, 1998. No Advance shall have a maturity of more than 90 days. If the term of an Advance is more than 90 days, interest on such Advance shall also be payable on the 90th day after the making of such Advance and on each 90th day thereafter. The Bank may, if and to the extent any payment is not made within five business days after such payment is due hereunder, charge from time to time against any or all of the Borrower's accounts with the Bank any amount so due.

     The date, amount, interest rate, and maturity date of each Advance, and each payment of principal and interest hereon, shall be recorded by the Bank on its books, which recordations shall, in the absence of manifest error, be conclusive as to such matters; provided, that the failure of the Bank to make any such recordation shall not limit or otherwise affect the obligations of the Borrower hereunder.

     The Borrower may, upon at least one business day's notice to the Bank, prepay any Advance in whole at any time, or from time to time in part; provided, that the Borrower shall at the time of prepayment compensate the Bank for any loss, cost, or expense sustained or incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Bank in order to fund such Advance then being prepaid.

     Interest shall be computed on the basis of a year of 360 days and the actual days elapsed (including the first day but excluding the last day). Any overdue principal and, to the extent permitted by applicable law, interest shall bear interest, payable upon demand, for each day from and including the due date to but excluding the date of actual payment at a rate per annum equal to the sum of 2% plus the Prime Rate. For purposes of this Note, the term `Prime Rate'' means the rate of interest publicly announced by the Bank from time to time as its prime rate. Whenever any payment under this Note is due on a day that is not a business day, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of the payment of interest.

     Without in any way impairing the demand nature of this Note, each of the following shall constitute an Event of Default hereunder: (a) the Borrower shall fail to pay when due any principal of or interest on any Advance, (b) a default or event of default shall occur under the terms of any other material indebtedness for which the Borrower or any of its subsidiaries is liable, whether as principal obligor, guarantor, or otherwise, (c) any representation, warranty, certification, or statement made by the Borrower to the Bank shall prove to have been incorrect in any material respect, (d) the Borrower shall dissolve, liquidate, or terminate its legal existence or shall convey, transfer, lease, or dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets to any person or entity, except in a transaction in which the purchasing, transferee, surviving or resulting party is Samsung Electronics Co. or one of its direct or indirect wholly-owned subsidiaries and such party assumes the obligations of the Borrower hereunder, or (e) a petition shall be filed by or against the Borrower under any law relating to bankruptcy, reorganization, or insolvency, or the Borrower shall make an assignment for the benefit of creditors, or a receiver, trustee, or similar official shall be appointed over the Borrower or a substantial portion of any of its assets. If an Event of Default shall have occurred and be continuing, the Bank may declare the outstanding principal of and accrued and unpaid interest on this Note to be immediately due and payable without presentment, protest, demand, or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding anything to the contrary contained herein, the Bank may at any time demand payment of this Note whether or not an Event of Default exists.

     No failure or delay by the Bank in exercising, and no course of dealing with respect to, any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies of the Bank provided herein shall be cumulative and not exclusive of any other rights or remedies provided by law. No provision of this Note may be modified or waived except by a written instrument signed by the Bank and the Borrower.

     The Bank shall incur no liability to the Borrower in acting upon any telephone, telex, or other communication that the Bank, in good faith and after following reasonable and customary procedures, believes has been given by an authorized representative of the Borrower.

     The Bank may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of, this Note or any Advance or Advances hereunder.

     The Borrower shall pay on demand all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Bank in connection with any Event of Default or the enforcement of this Note.

     Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the `Maximum Rate''). If the Bank shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of this Note or, if it exceeds the unpaid principal, refunded to the Borrower. In determining whether the interest contract for, charged, or received by the Bank exceeds the Maximum Rate, the Bank may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the stated term of this Note.

     This Note shall be governed by and construed in accordance with the laws of the State in which this Note is payable. The Borrower hereby submits to the nonexclusive jurisdiction of the Federal and State courts in the State where this Note is payable for the purposes of all legal proceedings arising out of or relating to this Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower and the Bank by acceptance of this Note hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Note.

     THIS NOTE AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                   AST RESEARCH, INC.

                                   By: /s/ WON S. YANG
                                       Won S. Yang
                                       Senior Vice President